Exhibit 10.2

May 29, 2007

Mr. Leonard Feinstein

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Dear Len:

By countersigning a copy of this letter, please confirm our mutual agreement pursuant to paragraph 2 of your Amended and Restated Employment Agreement dated as of April 3, 2002 (the “Agreement”) to extend the “Final Date” from June 30, 2007 to June 30, 2010. In addition, pursuant to paragraph 17 of the Agreement, we have agreed to remove your previous home address and insert the following new home address for all notice purposes under the Agreement:

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Sincerely Yours,

Bed Bath & Beyond Inc.

By:	/s/ Steven H. Temares
Steven H. Temares
Chief Executive Officer

Agreed to:

/s/ Leonard Feinstein 6/4/07
Leonard Feinstein